Exhibit 23.1

Attachment B

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statements (No. 333-15337 and No. 333-138076) on Form S-8 of Video Display Corporation of our report dated May 26, 2016 relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of Video Display Corporation as of and for each of the years in the two-year period ended February 29, 2016.

/s/ Carr, Riggs & Ingram, LLC

Atlanta, Georgia

May 26, 2016